                           SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
     [   ] Preliminary Proxy Statement
     [   ] Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))

     [ X ] Definitive Proxy Statement

     [   ] Definitive Additional Materials

     [   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CASCADE BANCORP
         (Name of Registrant as Specified in Its Charter)

                         PATRICIA L. MOSS
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [ X ] No fee required.
     [   ] Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

                           Common Stock

(2)  Aggregate number of securities to which transaction applies:

                            4,144,862

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (Set forth the amount on which the filing fee is calculated and state how it was determined):
                              *****

(4)  Proposed maximum aggregate value of transaction:

                              *****

(5)  Total fee paid:          $0.00

[   ]  Fee paid previously with preliminary materials.

March 25, 1998



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Bancorp,(Bancorp), a bank holding company, and its wholly-owned subsidiaries, Bank of the Cascades (the Bank) and Cascade Finance, (collectively, "the Company") to be held at the Riverhouse Motor Inn, 3075 N. Highway 97, Bend, Oregon, on Monday, April 27, 1998 at 5:30 p.m.

The Notice of Annual Meeting of Shareholders and Proxy Statement are included herein and describes the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company and its subsidiaries. Directors and officers of the Company, as well as a representative of Symonds, Evans & Larson, P.C., the Company's independant auditors, will be present to respond to shareholder questions.

The Company's consolidated financial statements, the report of the independent auditors and management's discussion and analysis of financial condition and results of operations are included in the enclosed 1997 Annual Report.


          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN
          PERSON PLEASE SIGN AND DATE THE ACCOMPANYING
          PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED,
          POSTAGE PREPAID ENVELOPE.


Your continued interest and support of Cascade Bancorp are sincerely appreciated.


Sincerely,

/s/ Patricia L. Moss
Patricia L. Moss
Secretary

                         CASCADE BANCORP
                       1100 NW Wall Street
                        Bend, Oregon 97701

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  To be Held on April 27, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Cascade Bancorp (Bancorp), a bank holding company, and its wholly-owned subsidiaries, Bank of the Cascades (the Bank) and Cascade Finance, (collectively, "the Company") will be held on Monday, April 27, 1998, at
5:30 p.m., Local Time, at the Riverhouse Motor Inn, 3075 N. Highway 97, Bend, Oregon.

     A Proxy and Proxy Statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

     (1)  The election of three directors of the Company; and

     (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and at any adjournments or postponements thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Only shareholders of record at the close of business on March 13, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               /s/ Patricia L. Moss
                               PATRICIA L. MOSS
                               SECRETARY

Bend, Oregon
March 25, 1998

                         PROXY STATEMENT
                                OF
                         CASCADE BANCORP
                      1100 N.W. Wall Street
                        Bend, Oregon 97701
                          (541) 385-6205

                  ANNUAL MEETING OF SHAREHOLDERS
                          April 27, 1998

     This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about March 25, 1998, for use in connection with the solicitation of proxies by the Board of Directors of Cascade Bancorp (Bancorp), a bank holding company, and its wholly-owned subsidiaries, Bank of the Cascades (the Bank) and Cascade Finance, (collectively, "the Company"), to be used at the 1998 Annual Meeting of Shareholders of the Company (hereinafter called the "Meeting") which will be held on Monday, April 27, 1998, at 5:30 p.m., Local Time, at the Riverhouse Motor Inn, 3075 N. Highway 97, Bend, Oregon 97701, or at any adjournment or adjournments thereof.

                      REVOCATION OF PROXIES
                      ---------------------

     Shareholders who execute proxies retain the right to revoke them at any time prior to exercise. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. A proxy may be revoked prior to its exercise upon written notice to the Secretary of the Company or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. Mere presence of a shareholder at the meeting will not revoke a proxy. The presence, in person or by proxy, of a simple majority of the total number of shares of Common Stock outstanding will be necessary to constitute a quorum at the Meeting.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
         -----------------------------------------------

     Shareholders of record as of the close of business on March 13, 1998, are entitled to one vote for each share held. As of March 13, 1998, the Company had 4,144,862 shares of Common Stock issued and outstanding. The Company did not have any other class of equity securities outstanding on the record date. A simple majority of the total shares voted in person or by proxy is required to elect directors and ratify or approve any other items being voted on, provided that a quorum of the shares is represented.

     Persons and groups who beneficially own in excess of 5 percent of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended, with the Company and the Federal Deposit Insurance Corporation. Based on such reports, management knows of no person who owned more than 5 percent of the outstanding shares of Common Stock as of March 13,1998.

     The following table sets forth, as of March 13, 1998, certain information as to the shares of Common Stock beneficially owned by all executive officers and directors as a group.

                                     Beneficial          % of Shares
                                     Ownership (1)       outstanding
                                    --------------       -----------
All Executive Officers and
Directors as a Group (8 persons)      487,779 (2)           11.77%

-----------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.

(2) Includes shares of common stock subject to outstanding stock options which are exercisable within 60 days of March 13, 1998. Such options were granted under the Company's 1994 Incentive Stock Option Plan. See "Benefits - Stock Option Plan."

           PROPOSAL I -- ELECTION OF DIRECTORS
           -----------------------------------

     The Company's Board of Directors is currently composed of eight members. The Company's by-laws provide that directors will be elected for three year staggered terms with approximately one-third of the directors elected each year. The nominees for election this year are Gary L. Hoffman, Patricia L. Moss and L.A. Swarens.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for a term of three years. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of directors knows of no reason why any nominee might be unavailable to serve.

     The by-laws of the Company do not allow nominations from the floor at the annual meeting. Any shareholder wishing to nominate a person for election as a director must submit that nomination to the Company not less than ten (10) days prior to the Meeting date along with a statement of the nominees background and business experience.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED BELOW FOR DIRECTOR OF THE COMPANY.

     The following table sets forth the name of the Board of Directors' nominees for election as director and those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each current director's age, the year he or she first became a director and the number of shares of the Company's Common Stock beneficially owned.

                          Year                   Shares of
                         First                 Common Stock
                        Elected     Term to       Owned at           Percent
Name               Age  Director    Expire   March 13, 1998 (1)(2)   of Class
----------------   ---  --------    -------  ----------------------   --------
                                 BOARD NOMINEES
Gary L. Hoffman    57     1984      2001(3)        43,554             1.05%
Patricia L. Moss   44     1993      2001(3)        62,074             1.50%
L.A. Swarens       65     1976      2001(3)       113,506             2.74%
                         DIRECTORS CONTINUING IN OFFICE
Gary L. Capps      62     1978      1999           62,474             1.51%
James E. Petersen  57     1986      1999           21,730              .52%
Jerol E. Andres    54     1993      2000            5,418              .13%
Roger J. Shields   60     1977      2000           56,366             1.36%
Jacob M. Wolfe     74     1976      2000          122,657             2.96%

-----------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.

(2) Includes shares of common stock subject to outstanding stock options which are exercisable within 60 days of March 13, 1998. Such options were granted under the Company's 1994
    Incentive Stock Option Plan.  See "Benefits - Stock
    Option Plan."

(3) Assuming the individual is re-elected.

     The principal occupation of each director of the Company for the last five years is set forth below. Unless otherwise stated, each director resides in the State of Oregon.

     JEROL E. ANDRES. Mr. Andres was elected to the board in 1993. Since 1988 Mr. Andres has served as CEO/President of Eagle Crest, Inc., a Central Oregon real estate Development and resort. From 1973 to 1988 Mr. Andres was Vice President of Thousand Trails. He is and has been active in the Central Oregon Community.

     GARY L. CAPPS. Mr. Capps has served as Chairman of the Board since 1984. From 1989 to 1997 Mr. Capps served as Executive Director of the Bend Chamber of Commerce. Mr. Capps currently serves as director of Crabbe Huson Company (Mutual Fund Investments) in Portland, Oregon.

     GARY L. HOFFMAN, M.D. Dr. Hoffman serves as Chairman of the Audit Committee. Since 1975 Dr. Hoffman has been in private practice as a surgeon and is a partner in the Bend Memorial Clinic. Dr. Hoffman is also a principal of Deschutes Medical Products, Inc.

     JAMES E. PETERSEN. Since 1980 Mr. Petersen has been a partner in the Bend law firm of Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg, LLP where he practices in the areas of business and corporate law and tax and estate planning. He currently serves as General Counsel for the Company.

     L.A. SWARENS. Mr. Swarens was an organizer and founder of the Bank. Mr. Swarens also serves as Chairman of the Loan Committee of the Bank. Since 1958 Mr. Swarens has owned and operated Arnie Swarens Town & Country Realty.

     JACOB M. WOLFE. Mr. Wolfe was an organizer and founder of the Bank. Mr. Wolfe serves as Vice-Chairman of the Board of the Company. Since 1982 Mr. Wolfe has owned and served as Chairman of the Board of Jake's Truck Stop in Bend, Oregon.

     ROGER J. SHIELDS. From 1977 to 1998 Mr. Shields served as President and Chief Executive Officer of the Bank. He joined the Bank at its inception and has over 37 years of banking experience. Mr. Shields currently serves as President & CEO of the Company.

     PATRICIA L. MOSS. From 1987 to 1998 Mrs. Moss served as Executive Vice President, Chief Financial Officer, and Secretary to the Board of Directors. She joined the Bank at its inception and has over 22 years of banking experience. She currently is President & CEO of the Bank and remains Executive Vice President, Chief Financial Officer and Secretary to the Board of Directors of the Company.

        MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
        -------------------------------------------------

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended December 31, 1997, the Board of Directors of the Company held 7 meetings and the Board of Directors of the Bank held 12 regular meetings, as well as numerous committee meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and board committees on which the director served.

     The Board of Directors of the Company has an Audit Committee consisting of Hoffman (Chair), Wolfe and Andres. The purpose of the committee is to provide direction and oversight to the internal auditor. The committee also bears responsibility for the audit function and review of the examinations of the Company by federal and state regulatory authorities and the audit by the independent auditing firm. The Audit Committee met 3 times during the 1997 fiscal year.

     The Compensation Committee consists of Shields, Capps, Hoffman and Wolfe. The purpose of the committee is to act as an ongoing advisory group to the Board of Directors on executive compensation policies and procedures and other compensation related items (i.e., profit sharing plans, benefit plans, etc.). The committee meets annually or on an as-needed basis and met 2 times during the 1997 fiscal year.

     The Director's Loan Committee (L.A. Swarens as Chairperson) consists of any two non-management members of the Board plus the loan officer seeking the approval. Director's Loan committee meetings are scheduled on an as needed basis. There were approximately approximately 52 loan committee meetings during the 1997 fiscal year.

                      DIRECTOR COMPENSATION
                      ---------------------

     Members of the Board of Directors (excluding the executive officers) receive $1,500 for attendance at each monthly Board meeting. The Chairman of the Board receives $1,850 for attendance at each monthly Board meeting. In addition, Directors receive $50 for attendance at each loan committee meeting and are not compensated for other committee meetings.

                      EXECUTIVE COMPENSATION
                      ----------------------

     The following table sets forth, for the fiscal years ended December 31, 1997, 1996 and 1995, information as to the compensation received by each executive officer of the Company who received total cash and cash equivalent forms of compensation in excess of $100,000 during this period.

                    Summary Compensation Table
                    --------------------------
                                                 Long-term
                                                Compensation
                           Annual compensation     awards
                           -------------------   ---------
                                                 Number of
                                                 Securities  all
Name and Principal                               Underlying other
Position                  Year   Salary    Bonus  options   comp.
                                   (1)             (2)(#)    (3)
------------------------- ----  -------  --------  ------ -------
Roger J. Shields          1997  $85,500  $ 95,910  11,000 $56,895
President/Chief Executive 1996   71,750   112,000   7,040  54,368
Officer/Director          1995   70,040   134,750   7,740  24,063

Patricia L. Moss          1997   77,500    64,492   9,000  27,448
Executive Vice President/ 1996   63,100    80,080   6,050  25,080
Chief Financial Officer/  1995   59,750    96,250   6,656  15,473
Director/Secretary

----------
(1) Includes amounts contributed by the named executive officer to the 401(k) profit sharing plan.

(2) Options to acquire shares of Common Stock as adjusted for subsequent stock dividends and stock splits.

(3) Consists of the Company's contributions to the 401(k) profit sharing plan and accrued earnings related to the salary continuation plan for the benefit of the named executive officers. See "Benefits - 401(k) Profit Sharing Plan and Other Benefit Plans."


                CONTINGENT COMPENSATION AGREEMENT
                ---------------------------------

     The Bank has agreed to pay Roger J. Shields additional compensation should his employment with the Bank be terminated under certain conditions. The agreement is effective only if Mr. Shields' employment is involuntarily terminated in connection with the merger or sale of the Bank and/or the Company, or if he elects to terminate his employment within one year of a merger or sale. In the event of such a termination, the Bank has agreed to pay Mr. Shields a sum equal to twelve times his monthly "base salary" in effect at the time of the merger or sale. The base salary includes monthly gross salary but does not include bonuses or other compensation.

                          STOCK OPTIONS
                          -------------

     The following table sets forth information regarding options for the purchase of the Company's Common Stock, which were granted during 1997 to the executive officers named in the Executive Compensation summary table.

                               Option Grants in Fiscal 1997
                                     Individual Grants
--------------------------------------------------------------------------------------

                            % of total                      Potential realizable
                 securities granted to  Exercise             value at assumed
                 Underlying  employees  or base            annual rates of stock
                  options    in fiscal   price   Expiration  price appreciation
Name              granted      year     ($/sh)      date      for option term
----------------  -------     ------    ------   ----------  ------------------
                                                               5%        10%
                                                             -------   --------
Roger J. Shields  11,000      19.3%     $10.88   01/01/2007  $75,240   $190,740
Patricia L. Moss   9,000      15.8%     $10.88   01/01/2007  $61,560   $156,060


     The following table sets forth information regarding option holdings for for the year ended December 31, 1997 with respect to the executive officers named in the Executive Compensation summary table.

                     Aggregated Option Exericises in Last Fiscal Year
                     ------------------------------------------------
                             and Fiscal Year End Option Values
                             ---------------------------------

                                                                  Value of unexercised
                                        Number of unexercised          in-the-money
                     on        Value    options at FY-End (#)     options at FY-End ($)(1)
                   exercise   realized ------------------------- -------------------------
    Name             (#)        ($)    Exercisable Unexerciable  Exercisable Unexercisable
----------------   --------   -------  ----------- ------------- -----------  ------------
Roger J. Shields    17,302    $244,879   25,784          -        $506,190          -
Patricia L. Moss       -          -      36,346          -        $782,146          -

----------

(1) On December 31, 1997, the fair market value of the Company's Common Stock (the fair market value) was $28.00. For purposes of the foregoing table, stock options with an exercise price less than the fair market value are considered to be "in-the-money" and are considered to have a value equal to the difference between the fair market value and the exercise price of the stock option multiplied by the number of shares covered by the stock option.


                             BENEFITS
                             --------
     BONUS PLAN. The Company believes that an incentive bonus based on earnings motivates management to perform at the highest levels. Management performance has a direct impact on the short-range and long-range profitability and viability of the institution and an incentive bonus promotes the retention of qualified management. The management incentive bonus program is at the discretion of the Board. Specific programs are developed through the Compensation Committee of the Board and approved annually by the Board of Directors.

     STOCK OPTION PLAN. In 1994, the Company's Board of Directors adopted a Stock Option Plan for key employees. Under the Stock Option Plan, the Company may grant Incentive Stock Options (ISO's) and Non-qualified Stock Options (NSO's). Options are intended to be granted to officers and selected key employees.

     The purposes of the Plan are to attract and retain key officers and employees and to encourage their continued participation in the Bank by facilitating their purchase of an equity interest in the Bank's parent corporation, Cascade Bancorp.

     The option price of ISO's is the fair market value at the date of grant and the option price of NSO's is to be at a price not less than 85% of fair market value at the date of grant. Generally, options are granted for a period of ten years and become exercisable in varying amounts commencing one year from the date of grant. As of December 31, 1997, ISO's for 179,982 shares were granted at prices ranging from $3.76 to $11.16 per share, and 194,382 shares remained available for future grant. In January 1998, options for an additional 46,000 shares were granted at a price of $28.00 per share.

     401(K) PROFIT SHARING PLAN. The purpose of the Employees' 401(k) Profit Sharing Plan (the Plan) is to reward eligible employees for long and loyal service and to provide incentives to employees that encourage employment retention and participation in the growth and increased profitability of the Company. Employees who are 18 years of age become eligible to participate upon completion of (6) months or 1,000 hours of service. Employees are allowed to contribute up to 10% of their salary to the Plan on a pre-tax basis. Annually, at the discretion of the Board, a matching contribution up to 6% of the amount of the employee's salary level, will be set aside on their behalf. In addition, the Board of Directors may make a discretionary profit sharing contribution that eligible employees may receive in cash or defer through the Plan. Employees are 100% vested in their contributions to the Plan and are fully vested in the Company's contributions under the Plan after five years of service at the Company. Employees are entitled to withdraw funds from the Plan upon retirement, death, disability, termination of employment, or in the case of certain defined instances of hardship.

     OTHER BENEFIT PLANS. During the fourth quarter of 1995, the Company established deferred compensation plans for the Board and certain key executives and managers, a salary continuation plan for certain key executives, and a fee continuation plan for the Board. In accordance with the provisions of the deferred compensation plans, participants can elect to defer portions of their annual compensation or fees. The deferred amounts generally vest as deferred. The deferred compensation plus interest is generally payable upon termination in either a lump sum or monthly installments.

     The salary continuation plan for certain key executives and managers and the fee continuation plan for the Board, provide defined benefits to the participants upon termination. The defined benefits for the key executives and the Board are for periods of fifteen years and ten years, respectively. The benefits are subject to certain vesting requirements and vested amounts are generally payable upon termination in either a lump sum or monthly installments.

     The plans also include death benefit provisions for certain participants. To assist in the funding of the plans, the Bank has purchased life insurance policies on most of the participants for which the Bank is named the beneficiary. The Bank annually expenses amounts sufficient to accrue for the present value of the benefits payable to the participants under these plans. The cash surrender value of these policies at December 31, 1997 was approximately $4,054,000. Interest is earned on the insurance policies to substantially offset the ongoing annual expense of the salary continuation and fee continuation plans.

                  COMPENSATION COMMITTEE REPORT
                  -----------------------------

     The intention of the Compensation Committee Report is to describe in general terms the process the Committee undertakes and the matters it considers in determining the appropriate compensation for the Company's executive officers, including the executive officers who are named in the enclosed Summary Compensation Table (the "Named Executives"). The Company, acting through the Committee, believes that the Compensation of its Named Executives and other key personnel should reflect and support the goals and strategies that the Company has established.

     COMPENSATION PHILOSOPHY. The Compensation Committee has two principal objectives in determining executive compensation (1) to attract, reward and retain key executive officers and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholders value.

     ELEMENTS OF EXECUTIVE COMPENSATION. The elements of the Company's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses, (2) long-term incentive compensation in the form of Salary Continuation Agreements, (3) long-term incentive compensation in the form of stock options granted under the Company's 1994 Incentive Stock Option Plan; and (4) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and employer contributions under the Company's 401(k) Profit Sharing Plan.

     The Committee believes that the Company's goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to the Company's success, with a special emphasis on aligning the interests of executive officers and other personnel with those of the Company's shareholders.

                    STOCK PERFORMANCE GRAPH
                    -----------------------

     The following chart compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the period beginning January 24, 1994, when the Company first issued its shares publicly, and ending December 31, 1997, with (i) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and (ii) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on January 21, 1994, in the Company's Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends and stock splits.


   EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS


                   01/24/94 12/31/94 12/31/95 12/31/96 12/31/97
                   -------- -------- -------- -------- --------
 Index
 -----
 Cascade Bancorp    100.00   145.75   201.00   282.75   728.00
 Nasdaq - Total US  100.00    96.22   136.08   167.37   205.38
 Nasdaq - Banks     100.00   100.14   149.14   196.90   332.64

        COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
        -------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires that all executive officers and directors of the Company and all persons who benef-icially own more than 10 percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 and Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers.

     Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended December 31, 1997, and written representations from certain reporting persons, the Company believes that all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

     Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in time deposits. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1997, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $1.45 million, which represented approximately 6% of the Company's consolidated stockholders' equity at that date.

     James E. Petersen, a director and stockholder of the Company, is a partner in the law firm of Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg, LLP, and serves as general counsel to the Company and the Bank.

                             AUDITORS
                             --------

     Symonds, Evans & Larson served as the Company's independent auditors for the fiscal year ended December 31, 1997. A representative of Symonds, Evans & Larson, P.C. will be present at the Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

                          OTHER MATTERS
                          -------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by Cascade Bancorp.
 In addition to solicitation by mail, employees of the Company may request of shareholders the return of proxies personally, or by mail, telephone or FAX. Cascade Bancorp will, upon request, reimburse brokers or other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and obtaining authorization from beneficial owners of the Company's stock to execute proxies.

                      SHAREHOLDER PROPOSALS
                      ---------------------

     In order to be eligible for inclusion in the proxy materials of Cascade Bancorp for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 1100 N.W. Wall Street, Bend, Oregon, 97701 no later than December 31, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Exchange Act.

              INFORMATION AVAILABLE TO SHAREHOLDERS
              -------------------------------------

     THE COMPANY'S 1997 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FILINGS OF FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE FROM PATRICIA L. MOSS, CHIEF FINANCIAL OFFICER, CASCADE BANCORP, P.O. BOX 369, BEND, OREGON 97709, OR E-MAIL CASCADE@BOTC.COM.

                             PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               The undersigned hereby appoints GARY L. CAPPS
                               and ROGER J. SHIELDS, and each of them, with
                               full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Cascade Bancorp (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Riverhouse Motor Inn, 3075 N. Highway 97, Bend,Oregon, on April 27, 1998, at 5:30 p.m. PDT, and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat.
------------------------

1. ELECTION OF DIRECTORS [  ] FOR all nominees listed below
                              (Except as marked to the contrary below)

                         [  ] WITHHOLD AUTHORITY
                              to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
 A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

      GARY L. HOFFMAN          PATRICIA L. MOSS         L.A. SWARENS

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

    This proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for Annual Meeting of Shareholders.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. (IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.)

Please sign exactly as the name appears below. When shares are held by joint -------------------------------------- tenants, both should sign. When signing as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a part-nership, please sign in partnership name by authorized person.

                                       [  ] Please mark here if you plan
                                            to attend the meeting.


                                       -------------------------------------
                                       Signature
Dated:                   , 1998
       ------------------              -------------------------------------
                                       Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.